Exhibit 99

FOR IMMEDIATE RELEASE

Summary	Mercantile Bankshares Corporation Announces Quarterly Cash Dividend

	December 9, 2003	Baltimore, Maryland

Edward J. Kelly, III, Chairman of the Board, President and Chief Executive Officer of Mercantile Bankshares Corporation (Nasdaq: MRBK) announced that, at a meeting held today, the Directors declared a quarterly dividend of $0.33 per share on the common stock, payable December 31, 2003, to stockholders of record as of December 24, 2003.

David E. Borowy

Investor Relations

(410) 347-8361